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                    [LETTERHEAD OF MAYER, BROWN, ROWE & MAW]

                                 March 27, 2003

To the Persons Listed on
Schedule I attached hereto

     Re:  Capital One Prime Auto Receivables Trust 2003-1 Federal Tax Opinion

Ladies and Gentlemen:

     We have acted as special counsel to PeopleFirst Finance, LLC, a California limited liability company ("PFF"), Capital One Auto Finance, Inc., a Texas corporation ("COAF"), Capital One Auto Receivables, LLC, a Delaware limited liability company (the "Seller"), and Capital One Prime Auto Receivables Trust 2003-1, a Delaware statutory trust (the "Issuer"; and together with PFF, COAF and the Seller, the "Capital One Entities"), in connection with the execution and delivery of the documents listed in Part I below related to the issuance and sale by the Issuer of the Notes. We have also acted as special counsel to Capital One Financial Corporation in connection with the execution and delivery of the Limited Guaranty (as defined below).

     The Notes will be issued by the Issuer pursuant to an Indenture (as defined below). The Issuer will also issue one equity certificate representing the entire beneficial interest in the Issuer (the "Certificate"; and together with the Notes, the "Securities") pursuant to a Trust Agreement (as defined below). Under the Trust Agreement, the Seller initially will own the Certificate. The Notes will be sold to the various underwriters pursuant to an Underwriting Agreement (as defined below).

     Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to those terms in Appendix A of the Sale and Servicing Agreement (as defined below).

                             I. Documents Reviewed

     In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

A. the Sale Agreement dated as of March 27, 2003 (the "Sale Agreement"), between PFF, as seller, and COAF, as purchaser.

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MAYER, BROWN, ROWE & MAW


   The Persons Listed on Schedule I
   March 27, 2003
   Page 2

   B. the Purchase Agreement, dated as of March 27, 2003 (the "Purchase Agreement"), between COAF, as seller, and the Seller, as purchaser.

   C. the Sale and Servicing Agreement, dated as of March 27, 2003 (the "Sale and Servicing Agreement"), among the Seller, as seller, the Issuer, as purchaser, COAF, as servicer (in such capacity, the "Servicer"), and the Indenture Trustee.

   D. the Indenture , dated as of March 27, 2003 (the "Indenture"), between the Issuer and JPMorgan Chase Bank, a New York banking corporation, as indenture trustee (the "Indenture Trustee").

   E. the Amended and Restated Trust Agreement, dated as of March 27, 2003 (the "Trust Agreement"), between the Seller, as depositor, and Wilmington Trust Company, not in its individual capacity but solely as owner trustee (the "Owner Trustee").

   F. the Administration Agreement, dated as of March 27, 2003 (the "Administration Agreement"), among COAF, as administrator, the Issuer, and the Indenture Trustee;

   G.  the forms of the Securities;

   H. the Underwriting Agreement, dated March 14, 2003 (the "Underwriting Agreement"), among COAF, the Seller, Credit Suisse First Boston LLC and Wachovia Securities, Inc.;

   I. the Limited Guaranty, dated as of March 27, 2003, by Capital One Financial Corporation ("COFC") in favor of the Indenture Trustee and the Issuer (the "Limited Guaranty");

   J. the Subservicing Agreement, dated as of March 27, 2003 (the "Subservicing Agreement") between COAF and PFF;

   K. the registration statement on Form S-3 (No. 333-89452) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on May 31, 2002, and Amendment No. 1 to such registration statement filed with the Commission on June 14, 2002 (such registration statement as so amended, not including the exhibits thereto, the Registration Statement"); and

   L. the prospectus supplement dated March 14, 2003 (the "Prospectus Supplement") and the base prospectus dated March 12, 2003 (the "Base Prospectus" and together with the Prospectus Supplement, the "Prospectus") filed with the Commission pursuant to Rule 424(b) under the Act.

       The documents set forth in clauses (A) through (J) above are referred to herein collectively as the "Transaction Documents" and the transactions contemplated by the Transaction Documents and the Prospectus are referred to herein collectively as the "Transactions."

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MAYER, BROWN, ROWE & MAW


   The Persons Listed on Schedule I
   March 27, 2003
   Page 3

        In rendering the opinions set forth herein, we have also examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of such (i) certificates of public officials, (ii) certificates and representations of officers and representatives of the Capital One Entities, and (iii) other documents and records, and we have made such inquiries of officers and representatives of the Capital One Entities, as we have deemed relevant or necessary as the basis for such opinions. We have relied upon, and assumed the accuracy of, all such certificates and representations, documents and records and the representations and warranties made by the Capital One Entities in the Transaction Documents, in each case with respect to the factual matters set forth therein. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified or photostatic copies and the legal capacity of all natural persons. In addition, as to the matters covered thereby, we have relied on the legal opinion of Frank R. Borchert, III, Deputy General Counsel of COAF, COFC, PFF and the Seller, the opinion of Richards, Layton & Finger on behalf of the Seller and the opinion of Richards, Layton & Finger on behalf of the Owner Trustee, each dated as of the date hereof.

        The opinions set forth herein are based upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinions may not be taken by the IRS.

                              II. Opinions Rendered

        Based upon the foregoing and assuming that the Transaction Documents are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Transaction Documents in fact occur in accordance with the terms thereof, it is our opinion that:

   A. The Notes will be treated as debt for United States federal income tax purposes.

   B. The Issuer will not be classified for federal income tax purposes as an association or publicly-traded partnership taxable as a corporation.

        The scope of these opinions are expressly limited to the issues set forth herein and are limited in all respects to laws and facts existing on the date hereof. We express no opinion with

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MAYER, BROWN, ROWE & MAW


   The Persons Listed on Schedule I
   March 27, 2003
   Page 4

   respect to any other taxes or collateral tax consequences with respect to the Receivables or the Issuer.

                                                  Very truly yours,

                                                  /s/ MAYER, BROWN, ROWE & MAW


                                                  MAYER, BROWN, ROWE & MAW


   SML/PJK/AMU/CBH/KAA

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                                   Schedule I

STANDARD & POOR'S RATINGS SERVICES


MOODY'S INVESTOR'S SERVICE


CREDIT SUISSE FIRST BOSTON LLC


WACHOVIA SECURITIES, INC.


WILMINGTON TRUST COMPANY


JPMORGAN CHASE BANK


PEOPLEFIRST FINANCE, LLC


CAPITAL ONE FINANCIAL CORPORATION


CAPITAL ONE AUTO FINANCE, INC.


CAPITAL ONE AUTO RECEIVABLES, LLC